Exhibit 2.1

first amendment

TO

AGREEMENT AND PLAN OF MERGER

This First Amendment (this “Amendment”) to the Agreement and Plan of Merger dated October 10, 2019 (the “Agreement”), is entered into effective as of February 21, 2020 (the “Effective Date”), by and among Synthesis Energy Systems, Inc., a Delaware corporation (“SES”), SES Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of SES (“Merger Subsidiary”), and Australian Future Energy PTY LTD, an Australian proprietary limited company (“AFE”).

WHEREAS, the parties hereto are parties to the Agreement; and

WHEREAS, the parties hereto now wish to amend and modify the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment to the Agreement. Section 7.01(b) of the Agreement is amended to replace “April 15, 2020” with “May 11, 2020”.

2. Ratification. Except as expressly amended by this Amendment, the Agreement, and the schedules and exhibits thereto shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or a waiver of any other provision of the Agreement or as a waiver of or consent to any further or future action on the part of any party hereto that would require the waiver or consent of any other party hereto.

3. Other Miscellaneous Terms. The provisions of Article VIII (Miscellaneous) of the Agreement shall apply mutatis mutandis to this Amendment, and to the Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of SES, Merger Sub and AFE have caused this Amendment to be executed and delivered either individually or by their respective officers thereunto duly authorized, as applicable, all as of the date first written above.

SYNTHESIS ENERGY SYSTEMS, INC.

By:
Name:	Robert W. Rigdon
Title:	President and Chief Executive Officer

SES MERGER SUB, INC.

By:
Name:	Robert W. Rigdon
Title:	President and Chief Executive Officer

AUSTRALIAN FUTURE ENERGY PTY LTD

By:
Name:	Kerry J. Parker
Title:	President and Chief Executive Officer

Signature Page to

First Amendment to Agreement and Plan of Merger